Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information constituting part of Post-Effective Amendment No. 79 to the Registration Statement on Form N-1A of Fidelity Capital Trust: Fidelity Capital Appreciation Fund, Fidelity Disciplined Equity Fund, Fidelity Stock Selector, Fidelity TechnoQuant Growth, and Fidelity Value Fund, of our reports dated December 7, 1999 on the financial statements and financial highlights included in the October 31, 1999 Annual Reports to Shareholders of Fidelity Capital Appreciation Fund, Fidelity Disciplined Equity Fund, Fidelity Stock Selector, Fidelity TechnoQuant(Registered trademark) Growth, and Fidelity Value Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP
   PricewaterhouseCoopers LLP

Boston, Massachusetts
December 20, 1999